Exhibit 99.1

Advan6.com

News Release

Media	Investor Relations
Mari Abe	Adam Kressel
(415) 633-3204	(973) 455-6888
mabe@peppercomm.com	adam.kressel@advan6.com

ADVANSIX REPORTS TEMPORARY OUTAGE AT ITS HOPEWELL FACILITY

Morris Plains, N.J., Dec. 8, 2016 – AdvanSix (NYSE: ASIX) announced today that it has experienced a temporary outage at its Hopewell, Virginia facility reducing caprolactam production and a resulting reduction in resin production at its downstream Chesterfield, Virginia polymerization plant. The Company expects the required mechanical work to be completed in approximately one week. AdvanSix has informed its customers of this force majeure event and is actively working to mitigate the impact of the outage on its customers’ operations.

“We take our commitment to being a reliable supplier seriously,” said president and CEO Erin Kane. “We are working diligently to safely restore operations and there have been no injuries or impact to the environment as a result of the outage.”

The Company had resumed operations on November 21 following additional, unplanned maintenance related to the extensive fourth quarter 2016 turnaround activities. Under normal conditions, the impact on customers is mitigated by buffer inventories through the supply chain. Due to the timing of the current disruption relative to the November 21 start-up, where inventories were depleted by incremental downtime, buffer inventories through the supply chain are insufficient to offset the temporary outage.

As a result of this current outage, the Company expects to incur an approximately $10 to $12 million unfavorable impact to pre-tax income in the fourth quarter of 2016.

The Hopewell, Virginia facility has average annual production capacity of 600,000 tons of ammonia and 795 million pounds of caprolactam. The Chesterfield, Virginia facility has average annual production capacity of 450 million pounds of Nylon 6 resin.

About AdvanSix

AdvanSix is a leading manufacturer of Nylon 6, a polymer resin which is a synthetic material used by our customers to produce engineered plastics, fibers, filaments and films that, in turn, are used in such end-products as automotive and electronic components, carpets, sports apparel, fishing nets and food and industrial packaging. As a result of our backward integration and the configuration of our manufacturing facilities, we also sell caprolactam, ammonium sulfate fertilizer, acetone and other intermediate chemicals, all of which are produced as part of the Nylon 6 resin manufacturing process. More information on AdvanSix can be found at http://www.advan6.com.

Forward Looking Statements

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: our inability to achieve some or all of the anticipated benefits of the spin-off from Honeywell including uncertainty regarding qualification for expected tax treatment, indebtedness incurred in connection with the spin-off, and operating as an independent, publicly traded company; fluctuations in our stock price; general economic and financial conditions in the U.S. and globally; growth rates and cyclicality of the industries we serve; the impact of scheduled turnarounds and significant unplanned interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, and natural disasters; price fluctuations and supply of raw materials; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; litigation associated with chemical manufacturing; loss of significant customer relationships; protection of our intellectual property and proprietary information; and prolonged work stoppages as a result of labor difficulties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission, including our Registration Statement on Form 10.

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